Exhibit 10.16

ASSIGNMENT

                This Assignment is made as of the 17th day of October, 2005 by INLAND REAL ESTATE ACQUISITIONS, INC., an Illinois corporation (“Assignor”) to and for the benefit of INLAND AMERICAN LARGO PARADISE, L.L.C., a Delaware limited liability company (Assignee”).

                Assignor does hereby sell, assign, transfer, set over and convey unto Assignee all of its right, title and interest as Buyer under that Agreement of Purchase and Sale of Shopping Center dated May 31, 2005, as amended, and entered into by WIN-Ulmerton, Ltd., a Florida limited partnership, as Seller, and Assignor, as Buyer (collectively, the “Assignment”), for the sale and purchase of the property described by the Agreement located in Largo, Florida.

                Assignor represents and warrants that it is the Buyer under the Agreement, and that it has not sold, assigned, transferred, or encumbered such interest in any way to any other person or entity. By acceptance hereof, Assignee accepts the foregoing assignment and agrees, from and after the date hereof, to (i) perform all of the obligations of Buyer under the Agreement, and (ii) indemnify, defend, protest and hold Assignor harmless from and against all claims and liabilities arising under the Agreement.

                IN WITNESS WHEREOF, Assignor and Assignee have executed this instrument as of the date first written above.

ASSIGNOR:

INLAND REAL ESTATE ACQUISITIONS, INC. an Illinois corporation

By:	/s/ G. Joseph Cosenza
Name:	G. Joseph Cosenza
As Its:	President

ASSIGNEE:

INLAND AMERICAN LARGO PARADISE, L.L.C., a Delaware limited liability company

By: Minto Builders (Florida), Inc., a Florida corporation, its sole member

By:	/s/ ILLEGIBLE
Name:	ILLEGIBLE
Title:	ILLEGIBLE